UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2011 (February 7, 2011)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Certain Officers

Miguel de Anquin – President

Effective February 7, 2011, the Board of Directors appointed Miguel de Anquin, age 43, as President, a promotion from his former position as Chief Operating Officer, a position he held since September 9, 2008.  Mr. de Anquin replaces Dean R. Marks, our Chairman of the Board and Chief Executive Officer, in the role of President.  Mr. Marks remains Chairman of the Board and Chief Executive Officer.

Mr. de Anquin also serves as our Corporate Secretary and sits on our Board since September 9, 2008.  He has also been the Executive Vice President and President of World Wide Sales at Premier Power Renewable Energy, Inc., a California corporation and our wholly owned subsidiary, since 2001.  His career includes positions such as Director of Marketing for Nordic Information System and Next Information System.  He was a Technology Advisor for GE and IBM, and he developed the data security auditing system for Bank of America.  Mr. de Anquin holds a Masters in Business Administration from the University of California at Davis and a Bachelor of Science degree in Computer Science from the Universidad de Belgrano in Buenos Aires, Argentina.

On May 17, 2010, we entered into an employment agreement with Mr. de Anquin to serve as our Chief Operating Officer and Corporate Secretary, a copy of which was filed with Amendment No. 1 to our Registration Statement on Form S-1 on May 28, 2010.  Under this agreement, Mr. de Anquin’s total annual salary is $180,000, and he is to receive additional compensation in the form of, and based on, the following: (i) 0.5% of our annual EBITDA in excess of $200,000 if the annual EBITDA margin is less than 5%, and (ii) 1.5% of our annual EBITDA in excess of $200,000 if the annual EBITDA margin is greater than 5%, both forms of additional compensation of which is due to Mr. de Anquin within 90 days of our fiscal year-end and which payments will be accelerated in a year in which a change of control of the Company occurs such that a portion of the payment due for that year is due upon the change of control calculated as of the first day of such year and through the date of the change of control.  Mr. de Anquin is entitled to a severance payment of $90,000 upon termination by the Company without cause if such termination occurs between December 31, 2010 and the expiration of the agreement, which is set at August 21, 2013.  These terms continue to be in force for Mr. de Anquin’s promotion from Chief Operating Officer to President.

Stephen Clevett – Chief Operating Officer

Effective February 7, 2011, the Board of Directors appointed Stephen Clevett, age 49, as Chief Operating Officer, a promotion from his former position as Executive Vice President of Utility Development and Investor Relations, a position he held since August 28, 2008.  Mr. Clevett replaces Mr. de Anquin in the role of Chief Operating Officer.

Mr. Clevett joined the Company in 2008.  As our Executive Vice President, he managed our utility-scale project development, project finance, and investor relations activities.  Prior to joining the Company, Mr. Clevett served as President and Chief Executive Officer of the Optimira Energy Group, an energy services company (ESCO), which he acquired from Duke Energy in 2006.  Prior to acquiring Optimira, Mr. Clevett was Senior Vice President and General Manager of Noresco's Energy Infrastructure group.  Prior to that, he held various positions within the Bechtel Enterprises group of companies, including Director of Corporate Development at U.S. Generating Company and President of EnergyWorks North America.  Mr. Clevett holds an MBA in Finance from Rutgers Graduate School of Management and a Bachelor of Engineering from the Stevens Institute of Technology.

On March 31, 2010, we entered into an amended employment agreement with Mr. Clevett while he was our Executive Vice President.  Under this agreement, Mr. Clevett’s total annual salary is $160,000.  For the 2009 fiscal year, the agreement calls for a cash bonus of $20,000.  For the 2010 fiscal year, the agreements calls for a cash bonus of $20,000 if the Company successfully completed a secondary public offering or alternative offering in an amount of at least $8 million during the year.  Terms for any bonuses to be paid for years subsequent to 2010 are to be set forth in a separate agreement.  Mr. Clevett also receives commissions under this agreement in the amount of $0.015 per each recognized U.S. dollar revenue for U.S. projects over 1 megawatt in size that he participates in, and commissions in the amount of $0.0075 per each recognized U.S. dollar revenue for U.S. projects less than 1 megawatt in size that he participates in, but limited to $80,000 in aggregate annual commissions.  If Mr. Clevett meets the $80,000 aggregate annual commission limitation in a year, he will be eligible to receive a grant of 20,000 shares of our common stock vesting over a 4-year period, subject to approval by our Board.   Pursuant to the agreement, he received options to purchase 100,000 shares of our common stock vesting over 4 years and a stock award of 25,000 shares of common stock vesting over 3 years.  The bonuses and commissions due to Mr. Clevett will be accelerated upon a sale of at least 50% of the Company, a merger in which the Company loses a controlling interest, or a sale of an amount of shares equal to or in excess of 50% of the then-outstanding shares of common stock.  Mr. Clevett is entitled to a severance payment of $80,000 upon termination by the Company without cause, plus bonuses for such applicable year and all commissions earned through 6 months following the termination date, and any unvested portions of granted options and stock awards shall immediately vest upon such termination.  The initial term of this agreement expired on December 31, 2010 but automatically extended to a 1-year term and automatically extends in 1-year terms unless and until either Mr. Clevett or the Company provides 30 days’ written notice to the other party terminating the agreement.  These terms continue to be in force for Mr. Clevett’s promotion from Executive Vice President to President.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Employment Agreement Amendment #1 between Premier Power Renewable Energy, Inc. and Stephen H. Clevett, dated March 31, 2010
99.1	Press Release, issued February 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: February 11, 2011	By:	/s/ Dean Marks
Dean Marks Chief Executive Officer